UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the registrant 
Filed by a party other than the registrant 

Check the appropriate box:

	Preliminary proxy statement

	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

□	Definitive proxy statement.

√	Definitive additional materials.

	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust II
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

	☑	No fee required.

		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:
	Fee paid previously with materials.

	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NOBO/registered

HODGES MUTUAL FUNDS 2905 Maple Avenue, Dallas, TX

REMINDER

Dear Valued Shareholder,

We need your help. We recently mailed to you proxy materials for the upcoming August 30th special meeting of shareholders of the Hodges Mutual Funds. You are a significant shareholder, and your proxy vote is critical. If you have not yet cast your important proxy vote, please help us by doing so today. We’ve enclosed another copy of your proxy card for your convenience.

As described in detail in the proxy statement, shareholders of the Fund are being asked to consider and vote to approve an Agreement and Plan of Reorganization, under which all of the assets of the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a series of Professionally Managed Portfolios will be reorganized into the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, respectively, each a newly created series of Northern Lights Fund Trust II. Please refer to the combined Proxy Statement/Prospectus, which can be found at: https://vote.proxyonline.com/hodgesfunds/docs/special2023.pdf

The Board of Trustees of your Fund believes that the proposal is in the best interests of shareholders and recommends that shareholders vote “FOR” the proposal.

If you have any proxy related questions, please call 1-866-796-7178 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

Please help us by casting your vote today.

Respectfully,

/s/ Craig Hodges

Craig Hodges

Portfolio Manager for Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund

Hodges Capital Management, LLC

How do I vote? There are three convenient methods for casting your important vote:

1. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2. Vote online: You may cast your vote by visiting the web address located on the attached proxy card(s) and following the instructions on the website.

3. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

OBO

HODGES MUTUAL FUNDS 2905 Maple Avenue, Dallas, TX

REMINDER

Dear Valued Shareholder,

We need your help. We recently mailed to you proxy materials for the upcoming August 30th special meeting of shareholders of the Hodges Mutual Funds. You are a significant shareholder, and your proxy vote is critical. If you have not yet cast your important proxy vote, please help us by doing so today. We’ve enclosed another copy of your proxy card for your convenience.

As described in detail in the proxy statement, shareholders of the Fund are being asked to consider and vote to approve an Agreement and Plan of Reorganization, under which all of the assets of the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, each a series of Professionally Managed Portfolios will be reorganized into the Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund, respectively, each a newly created series of Northern Lights Fund Trust II. Please refer to the combined Proxy Statement/Prospectus, which can be found at: https://vote.proxyonline.com/hodgesfunds/docs/special2023.pdf

The Board of Trustees of your Fund believes that the proposal is in the best interests of shareholders and recommends that shareholders vote “FOR” the proposal.

If you have any proxy related questions, or would like to cast your vote by phone, please call 1-866-796-7178 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

Please help us by casting your vote today.

Respectfully,

/s/ Craig Hodges

Craig Hodges

Portfolio Manager for Hodges Fund, Hodges Small Cap Fund, Hodges Small Intrinsic Value Fund and Hodges Blue Chip Equity Income Fund

Hodges Capital Management, LLC

How do I vote? There are four convenient methods for casting your important vote:

1. Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-796-7178. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern time.

2. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3. Vote online: You may cast your vote by visiting the web address located on the attached proxy card(s) and following the instructions on the website.

4. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

NOBO/registered